EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Prospectus and Registration Statement (Form S-8 No. 33-00000) pertaining to the Non-qualified Stock Option Agreement between Tarrant Apparel Group and Barry Aved, of our report dated March 14, 2003 with respect to the consolidated financial statements and schedule of Tarrant Apparel Group for the years ended December 31, 2001 and 2002 included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP
                                                  ---------------------------

Los Angeles, California
April 8, 2004